Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Apr 30, 2003
Payment Date	May 15, 2003

Calculation of Interest Expense

Index (LIBOR)	1.310000%
Accrual end date, accrual beginning date and days in Interest Period	May 15, 2003	Apr 15, 2003	30
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	115,382,049	24,417,941	30,000,000	19,000,000	14,264,664	18,916,624
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.490000%	1.600000%	1.710000%	1.960000%	2.310000%
Interest/Yield Payable on the Principal Balance	143,266	32,557	42,750	31,033	27,459
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	143,266	32,557	42,750	31,033	27,459
Interest/Yield Paid	143,266	32,557	42,750	31,033	27,459

Summary

Beginning Security Balance	115,382,049	24,417,941	30,000,000	19,000,000	14,264,664	18,916,624
Beginning Adjusted Balance	115,382,049	24,417,941	30,000,000	19,000,000	14,264,664
Principal Paid	6,813,799	1,106,037	0	0	264,664	1,916,624
Ending Security Balance	108,568,250	23,311,904	30,000,000	19,000,000	14,000,000	17,046,246
Ending Adjusted Balance	108,568,250	23,311,904	30,000,000	19,000,000	14,000,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	110,201,728	23,311,904	27,550,432	15,564,176	11,399,024
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					2,140,669
Ending OC Amount as Holdback Amount						0
Ending OC Amount as Accelerated Prin Pmts						17,046,246

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1570900	$0.6782760	$0.4750000	$0.5444444	$0.6537971
Principal Paid per $1000	$7.4712710	$23.0424273	$0.0000000	$0.0000000	$6.3015248